QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2001

UNOVA, INC.
(Exact name of registrant as specified in charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
21900 Burbank Boulevard Woodland Hills, California www.unova.com		91367-7418
(Address of principal executive offices and internet site)		(Zip Code)

Registrant's telephone number, including area code: (818) 992-3000

Item 2. Acquisition or Disposition of Assets

Refer to Item 5. Additional Information.

Item 5. Additional Information

    On February 8, 2001, UNOVA, Inc. (the "Company") entered into an Amended and Restated (1) Credit Agreement, (2) Guaranty and Security Agreement, and (3) Pledge Agreement with a group of banks for which Morgan Guaranty Trust Company of New York acts as agent. These arrangements provide the Company with a committed revolving credit facility (the "Credit Facility") maturing on November 8, 2001. The Credit Facility is guaranteed by the domestic subsidiaries of the Company and is secured by substantially all of the assets of the Company and its domestic subsidiaries, subject to certain limitations on liens contained in the indenture governing the Company's outstanding senior notes in the principal amount of $200 million. Under the terms of the Credit Facility, the Company may borrow in stated increments up to an aggregate of $400 million through November 8, 2001. The Company may borrow at the Base Rate or the Adjusted London Interbank Offered Rate, each as defined in the Credit Facility, plus an applicable margin. Additionally, the Credit Facility includes a Facility Fee and Duration Fee, each as defined in the Credit Facility and computed based on the most recent aggregate commitment. The Credit Facility places limits on the Company and its subsidiaries, including limits on domestic cash balances, capital expenditures, liens, investments, sale or pledge of assets, dividend payments, and incurrence of debt or guarantees and establishes permitted levels of minimum consolidated EBITDA, as defined in the Credit Facility. Net proceeds from the sale of assets not in the ordinary course of business and from certain issuances of debt and equity must be applied to the reduction of amounts outstanding and commitments under the Credit Facility. As of February 8, 2001, an aggregate of $265 million had been borrowed under the Credit Facility.

    A financing subsidiary of the Company had been party to an agreement to sell undivided interests in a revolving pool of the Company's trade accounts receivable to a financial institution which issues its short-term debt backed by receivables acquired in similar transactions. The financing subsidiary purchased these receivables, irrevocably and without recourse, from the Company under a separate agreement. Simultaneously with entering into the Credit Facility, these arrangements were terminated and the Company's financing subsidiary repurchased the pool of trade receivables for approximately $90.5 million in cash.

Item 7. Financial Statements and Exhibits

(c)
The following exhibits are filed as part of this report:

Exhibit	Description
1	$400,000,000 Amended and Restated Credit Agreement dated as of February 8, 2001, among UNOVA, Inc., the Banks listed therein, and Morgan Guaranty Trust Company of New York, as Agent.
2	Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001, among UNOVA, Inc., the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent.
3	Amended and Restated Pledge Agreement dated as of February 8, 2001 between UNOVA, Inc., the Subsidiaries listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Collateral Agent.
4	Amendment No. 6 and Waiver to the Transfer and Administration Agreement dated December 4, 2000.
5	Amendment No. 7 and Waiver to the Transfer and Administration Agreement dated January 31, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNOVA, INC.
	By:	/s/ MICHAEL E. KEANE Michael E. Keane Senior Vice President and Chief Financial Officer
February 23, 2001

QuickLinks

SIGNATURE